Exhibit 3.1

FORM NO. 3a	Registration No. 51163

BERMUDA

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981

Roivant Endocrinology Ltd.

by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Myovant Sciences Ltd. on the 25th day of May 2016.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 1st day of June 2016 /s/ Nicole Iris Nicole Iris for Registrar of Companies

FORM NO. 6	Registration No. 51163

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 2nd day of February 2016

Roivant Endocrinology Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 3rd day of February 2016
/s/ Wakeel D Ming Wakeel D Ming for Registrar of Companies